Exhibit 99.1

For Immediate Release:	Contact: Gary Russell
Wednesday, July 28, 2010	713-651-4434
Key Energy Services Announces Second Quarter 2010 Results
HOUSTON, TX, July 28, 2010 — Key Energy Services, Inc. (NYSE: KEG) generated second quarter revenue of $339.0 million, an increase of 12% compared to the first quarter 2010, and a net loss of $2.2 million, or $0.02 per fully diluted share, compared to a first quarter net loss of $7.6 million, or $0.06 per fully diluted share. The company’s earnings conference call will be held tomorrow, Thursday, July 29, 2010 at 10:00 a.m. CDT. The following table sets forth data for the second quarter of 2010 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	June 30, 2010	March 31, 2010	June 30, 2009
	(in millions, except per share amounts)
Revenues	$339.0	$302.1	$241.5
Loss attributable to Key	$(2.2)	$(7.6)	$(18.5)
Diluted loss per share	$(0.02)	$(0.06)	$(0.15)
Adjusted EBITDA (defined below)	$42.6	$32.9	$24.1
Well Servicing
Revenue of $232.7 million from the Well Servicing segment was up 3.9% from the first quarter. U.S. based revenue increased 12.4%, and international revenue declined 22.1% as a result of the previously announced activity reduction in Mexico.
Segment operating income was $16.5 million, resulting in operating income margins of 7.1%, up 40 basis points from the previous quarter. U.S. based revenue generated operating income margins of 14.9%, more than double the first quarter, but were offset by the effect of the Mexico activity decline as well as two separate general labor strikes in Argentina, which resulted in approximately one month of lost revenue during the quarter.
Production Services
Second quarter revenue in the Production Services segment was $106.3 million, a 36.1% increase from $78.1 million reported in the first quarter. Operating income generated during the quarter was $18.7 million resulting in margins of 17.6%, up from 3.3% in the prior quarter.
During the second quarter, within the Production Services segment, the pressure pumping and wireline businesses Key has agreed to sell to Patterson-UTI Energy (NASDAQ: PTEN), discussed below, contributed revenue of $72.2 million and operating income of $11.3 million.
Acquisitions and Divestitures
On July 26, 2010, Key announced it had entered into an agreement to purchase certain subsidiaries, together with associated assets, owned by OFS Energy Services, LLC, a privately-held oilfield services company of ArcLight Capital Partners, LLC, for approximately 15.8 million shares of Key common stock and approximately $75.6 million cash (which is subject to working capital and other adjustments at closing). The OFS subsidiaries being acquired employ approximately 880 people and operate in the Haynesville Shale, Barnett Shale, Woodford Shale, and Permian Basin markets under the Davis, Swan, and Quail brands. The acquisition includes 8 coiled tubing units (with 2 additional units scheduled for delivery this year), 34 workover rigs, 123 vacuum trucks, 10 salt water disposal wells, 3 drilling rigs, and a well-site construction business. The transaction is expected to close during the third quarter of 2010, subject to customary closing conditions, including the termination of the waiting period under the Hart-Scott-Rodino Act.

On July 6, 2010, Key announced it had entered into an agreement to sell its pressure pumping and wireline businesses to Patterson-UTI Energy for total consideration of approximately $256.7 million. Upon closing of the transaction, Key has agreed to sell its pressure pumping assets (including approximately 184,400 fracturing hydraulic horsepower (HHP) and 30,000 HHP used in primary cementing, acidizing, and nitrogen stimulation), 26 electric wireline units, and certain facilities used by these businesses. Initial notice of early termination under the Hart-Scott-Rodino Act was recently received, and the transaction is expected to close during the third quarter 2010, subject to other customary closing conditions.
During the second quarter, Key purchased five large diameter coiled tubing units from Express Energy Services, effective June 1, 2010, for approximately $13 million cash. Key also sold its barge rigs and related assets for total consideration of approximately $17.9 million.
General and Administrative Expenses
Total general and administrative expenses were $46.9 million in the second quarter, up $5.9 million sequentially. The increase was expected and resulted from increased activity, as well as higher stock-based compensation related to equity awards issued late in the first quarter and implementation costs for a new Enterprise Resource Planning (ERP) system conversion on May 1, 2010.
Capital Expenditures and Liquidity
Capital expenditures were $35.5 million during the second quarter and included the five coiled tubing units purchased from Express. Year-to-date through June 30, 2010, capital expenditures totaled $67.9 million. The company anticipates full year 2010 capital expenditures to approximate $170 million, subject to potential changes resulting from the corporate transactions expected to close during the third quarter. Key’s consolidated cash balance was $47.0 million at June 30, 2010, and long-term debt was $517.5 million, down $5.2 million compared to the end of the previous quarter.
Overview and Outlook
Commenting on the second quarter, Chairman, President and CEO Dick Alario stated, “Our U.S. business continues to improve in line with our expectations at the start of the year, and we believe customer sentiment is increasingly positive regarding the onshore U.S. market. Along with increased activity, we began to realize some price improvement during the quarter. Although our international operations were affected by previously disclosed activity reductions in Mexico, we are encouraged by PEMEX’s recently announced 2011 capital spending plans. Generally, we believe the second half of 2010 will see modest improvement in our international business.”
Alario continued, “The recently announced transactions are consistent with our growth strategy and should enable Key to focus attention and capital on opportunities to expand our core well intervention competency.”
Conference Call
The company will hold a conference call to discuss its second quarter 2010 financial results on Thursday, July 29, 2010 at 10 a.m. CDT. To access the call in the U.S. and Canada please dial 877-794-4637 and ask for the “Key Energy Services Conference Call” or provide the access code 88000978. International callers should dial 660-422-4879. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay will be available immediately following the conference call and will remain available for one week. To access the replay, please call 800-642-1687. The access code for the replay is 88000978.

The following financial statements and tables included in this press release do not reflect the presentation of Key’s pressure pumping and wireline businesses as assets held for sale or discontinued operations. Key will present these businesses separate from continuing operations in its second quarter 2010 Form 10-Q filing.
Condensed Consolidated Statements of Operations (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

REVENUES	$339,029	$241,458	$641,100	$573,447
COSTS AND EXPENSES:
Direct operating expenses	249,711	173,853	480,631	401,080
Depreciation and amortization expense	35,857	43,191	72,560	87,947
General and administrative expenses	46,862	45,395	87,814	94,101
Interest expense, net of amounts capitalized	10,623	10,181	20,870	19,829
Other, net	408	(2,031)	(845)	(1,508)

Total costs and expenses, net	343,461	270,589	661,030	601,449

Loss before tax	(4,432)	(29,131)	(19,930)	(28,002)
Income tax benefit	1,576	10,658	8,067	10,433

Net loss	(2,856)	(18,473)	(11,863)	(17,569)

Noncontrolling interest	620	—	2,047	—

LOSS ATTRIBUTABLE TO KEY	$(2,236)	$(18,473)	$(9,816)	$(17,569)

Loss per share attributable to Key:
Basic	$(0.02)	$(0.15)	$(0.08)	$(0.15)
Diluted	$(0.02)	$(0.15)	$(0.08)	$(0.15)
Weighted average shares outstanding:
Basic	125,412	120,963	125,183	120,815
Diluted	125,412	120,963	125,183	120,815

Condensed Consolidated Balance Sheets (in thousands):

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,040	$37,394
Other current assets	371,906	346,738

Total current assets	418,946	384,132

Property and equipment, net	849,241	864,608
Goodwill	349,107	346,102
Other assets, net	64,542	69,568

TOTAL ASSETS	$1,681,836	$1,664,410

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$50,488	$46,086
Other current liabilities	175,157	143,683

Total current liabilities	225,645	189,769

Long-term debt, less current portion	517,464	523,949
Other non-current liabilities	200,502	207,552
Equity	738,225	743,140

TOTAL LIABILITIES AND EQUITY	$1,681,836	$1,664,410

Consolidated Cash Flow Data (in thousands):

	Six Months Ended June 30,
	2010	2009
	(unaudited)
Net cash provided by operating activities	$64,695	$157,299
Net cash used in investing activities	(47,685)	(63,392)
Net cash used in financing activities	(9,064)	(106,069)
Effect of changes in exchange rates on cash	1,700	(890)

Increase (decrease) in cash and cash equivalents	9,646	(13,052)

Cash and cash equivalents, beginning of period	37,394	92,691

Cash and cash equivalents, end of period	$47,040	$79,639

Results of Operations by Reportable Segment (in thousands, except for percentages, unaudited):

	Well	Production	Functional
	Servicing	Services	Support
For the three months ended June 30, 2010:
Revenues from external customers	$232,746	$106,283	$—
Operating income (loss)	16,523	18,667	(28,591)
Operating income as a percentage of revenue	7.1%	17.6%	n/a

	Well	Production	Functional
	Servicing	Services	Support
For the three months ended March 31, 2010:
Revenues from external customers	$223,991	$78,080	$—
Operating income (loss)	15,011	2,586	(24,101)
Operating income as a percentage of revenue	6.7%	3.3%	n/a

	Well	Production	Functional
	Servicing	Services	Support
For the three months ended June 30, 2009:
Revenues from external customers	$197,945	$43,513	$—
Operating income (loss)	15,522	(8,870)	(27,633)
Operating income (loss) as a percentage of revenue	7.8%	(20.4)%	n/a

	Well	Production	Functional
	Servicing	Services	Support
For the six months ended June 30, 2010:
Revenues from external customers	$456,737	$184,363	$—
Operating income (loss)	31,534	21,253	(52,692)
Operating income as a percentage of revenue	6.9%	11.5%	n/a

	Well	Production	Functional
	Servicing	Services	Support
For the six months ended June 30, 2009:
Revenues from external customers	$454,206	$119,241	$—
Operating income (loss)	56,537	(12,430)	(53,788)
Operating income (loss) as a percentage of revenue	12.4%	(10.4)%	n/a
U.S. and International Revenue (in thousands, unaudited):

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
U.S.	$295,465	$246,420	$197,274
International	43,564	55,651	44,184

Total revenue from external customers	$339,029	$302,071	$241,458

	Six Months Ended
	June 30, 2010	June 30, 2009
U.S.	$541,885	$482,017
International	99,215	91,430

Total revenue from external customers	$641,100	$573,447

The following table sets forth the sequential percentage revenue changes and incremental operating income margins from the first quarter 2010 to the second quarter 2010 (unaudited):

		Sequential Quarter
	Sequential Quarter %	Incremental Operating
	Revenue Change	Income Margins
Well Servicing Segment	4%	17%

Operations within Well Servicing Segment:
U.S. Rig Services	11%	74%
Fluid Management Services	18%	79%
Mexico	(42)%	(82)%
Argentina	8%	(232)%
Russia	0%	n/a

Production Services Segment	36%	57%

Operations within Production Services Segment:
Coiled Tubing Services	35%	92%
Pressure Pumping Services[1]	43%	32%
Wireline Services[1]	32%	120%
Fishing and Rental Services	15%	116%
Other[2]	60%	110%

[1]	Pertains to operations Key has agreed to sell to Patterson-UTI Energy.

[2]	Includes Key’s California pressure pumping operations and Canadian technology development company.
Below is a reconciliation of income or loss attributable to common stockholders as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA (in thousands, except for percentages):

	Three Months		Three Months		Three Months
	Ended June 30,	% of	Ended March 31,	% of	Ended June 30,	% of
	2010	Revenue	2010	Revenue	2009	Revenue
	(unaudited)
Loss attributable to Key	$(2,236)	(0.7)%	$(7,580)	(2.5)%	$(18,473)	(7.7)%
Income tax benefit	(1,576)	(0.5)%	(6,491)	(2.1)%	(10,658)	(4.4)%
Interest expense, net of amounts capitalized	10,623	3.1%	10,247	3.4%	10,181	4.2%
Interest income	(21)	(0.0)%	(15)	(0.0)%	(169)	(0.1)%
Depreciation and amortization	35,857	10.6%	36,703	12.2%	43,191	17.9%

Adjusted EBITDA	$42,647	12.6%	$32,864	10.9%	$24,072	10.0%

“Adjusted EBITDA” is defined as income or loss attributable to common stockholders before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA may also add back certain non-recurring items. Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by the company’s management and directors and by external users of the company’s financial statements, such as investors, to assess:
•	The financial performance of the company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the company’s assets to generate cash sufficient to pay interest on its indebtedness; and

•	The company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:
•	Adjusted EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;

•	Adjusted EBITDA does not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and

•
Adjusted EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that customers will not increase, or may even decrease, their activity levels; risks associated with the pending transactions with OFS Energy Services, LLC and Patterson UTI Energy, including Key’s ability to close either transaction, potential objection under the Hart-Scott-Rodino Act and/or that regulatory approval may be subject to conditions that are not anticipated, and risks that, if the transactions close, Key may be unable to achieve the benefits contemplated thereunder; risks that Key will be unable to identify or complete other acquisitions and will be unable to successfully integrate acquired operations; risks affecting Key’s foreign operations, including risks related to activity levels and customer budgets in Mexico and economic and labor issues in Argentina; risks that Key may not be able to achieve its capital expenditure budget and/or that any such capital expenditure investments, if made, will generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, its ability to achieve improvements in its international operations, weather risk, the impact of potential increases in general and administrative expenses, and the company’s ability to achieve its growth strategy and/or to successfully expand its well intervention businesses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.